Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 9, 2020, with respect to the consolidated financial statements of Advent Technologies Inc., included in the proxy statement/prospectus of AMCI Acquisition Corp. that is made a part of the Registration Statement (Form S-4) and Prospectus of AMCI Acquisition Corp. for the registration of its common stock.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
November 9, 2020